Exhibit 4.1

THIRD AMENDMENT TO THE

SECTION 382 RIGHTS AGREEMENT

by and among

CENTRUS ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY, N.A.

and

COMPUTERSHARE INC.

THIS THIRD AMENDMENT TO THE SECTION 382 RIGHTS AGREEMENT (this “Third Amendment”) is made and entered into as of April 13, 2020, by and among Centrus Energy Corp., a Delaware corporation (the “Company”), Computershare Trust Company, N.A. and Computershare Inc. (together, the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into a Section 382 Rights Agreement dated as of April 6, 2016, which was subsequently amended pursuant to (i) a First Amendment to the Section 382 Rights Agreement dated as of February 14, 2017 and (ii) a Second Amendment to the Section 382 Rights Agreement dated as of April 3, 2019 (as amended, the “Agreement”);

WHEREAS, Section 26 of the Agreement provides, among other things, that, prior to the Distribution Date (as defined in the Agreement) the Company and the Rights Agent may from time to time supplement or amend the Agreement in any respect without the approval of any holders of Rights (as defined in the Agreement);

WHEREAS, no Distribution Date has occurred on or prior to the date hereof;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined it is in the best interests of the Company and its stockholders to amend the Agreement as set forth herein; and

WHEREAS, the Board has authorized and approved this Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to amend the Agreement as follows and directors the Rights Agent to execute this Third Amendment.

1.                  Definition of Final Expiration Date. The definition of Final Expiration Date set forth in Section 1 of the Agreement is hereby deleted and replaced with the following:

““Final Expiration Date” shall mean the Close of Business on June 30, 2021.”

2.                  Summary of Rights. The sixth paragraph of the Summary of Rights set forth in Exhibit C to the Agreement is hereby deleted and replaced with the following:

1

“The Rights are not exercisable until the Distribution Date and will expire upon the earliest of (i) the close of business on June 30, 2021, (ii) the Redemption Date, (iii) the close of business on the effective date of the repeal of Section 382 or any successor statute if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of NOLs or other Tax Benefits, or (iv) the close of business on the first day of a taxable year of the Company to which the Board determines that no NOLs or other Tax Benefits may be carried forward (the earliest of the events described in clauses (i), (iii) or (iv) being herein referred to as the “Expiration Date”).”

3.                  Certification of Compliance. The undersigned representative of the Company hereby certifies that he is the duly elected and qualified Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company and that this Third Amendment to the Agreement is in compliance with the terms of Section 26 of the Agreement.

4.                  Miscellaneous. This Third Amendment is effective as of the date first set forth above. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. This Third Amendment may be executed in any number of counterparts; each such counterpart shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same instrument. A signature to this Third Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature. Except as modified hereby, the Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Agreement, as modified hereby.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

CENTRUS ENERGY CORP.

By:	/s/ Philip O. Strawbridge
Name:	Philip O. Strawbridge
Title:	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Patrick Hayes
Name:	Patrick Hayes
Title:	Vice President and Manager

COMPUTERSHARE INC.

By:	/s/ Patrick Hayes
Name:	Patrick Hayes
Title:	Vice President and Manager

3